


                                 AVIS RENT A CAR, INC.
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT SHARE DATA)
                                       UNAUDITED


                                Three months ended         Nine months ended
                                   September 30,             September 30,
                             ------------------------  -------------------------
                                          Predecessor               Predecessor
                                           Companies                 Companies
                               1997          1996        1997           1996
                             ----------   ----------   ----------   -----------
Revenue                      $ 580,049     $531,478    $1,525,696    $1,419,044
                             ----------    ---------   ----------    ----------

Costs and expenses:
Direct operating               242,997      225,939       641,545       616,064
Vehicle depreciation, net      143,937       93,828       323,355       257,574
Vehicle lease charges            6,766       33,480        75,791        94,342
Selling, general and           110,256       96,290       313,639       264,332
administrative
Interest, net                   49,465       42,012       117,808       115,165
Amortization of cost in
 excess of net assets
 acquired                        1,675        1,193         4,245         3,575
                             ----------    ---------   ----------    ----------
                               555,096      492,742     1,476,383     1,351,052
                             ----------    ---------   ----------    ----------

Income before provision
 for income taxes               24,953       38,736        49,313        67,992

Provision for income taxes      11,085       17,315        22,339        30,392
                             ----------    ---------   ----------    ----------

Net income                   $  13,868     $ 21,421    $   26,974    $   37,600
                             ==========    =========   ==========    ==========

Earnings per share           $    0.45     $   0.69    $     0.87    $     1.22
                             ==========    =========   ==========    ==========













  See accompanying notes to the unaudited consolidated financial statements.





                        AVIS RENT A CAR, INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                           (IN THOUSANDS)

                                              September 30,    December 31,
                                                  1997            1996
                                              -------------    ------------
                                               (Unaudited)

ASSETS

Cash and cash equivalents                     $  159,551       $   50,886
Accounts receivable, net                         400,653          311,179
Due from affiliates, net                                           61,807
Prepaid expenses                                  46,025           40,155
Vehicles, net                                  3,364,660        2,243,492
Property and equipment, net                      117,290           98,887
Deferred income tax assets                       106,500          113,660
Cost in excess of net assets acquired,           402,701          196,765
net
Other assets                                     119,727           14,526
                                              ----------       ----------

     Total assets                             $4,717,107       $3,131,357
                                              ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                              $  232,065       $  175,535
Accrued liabilities                              386,823          329,245
Due to affiliates, net                            62,633
Current income tax liabilities                     7,448            4,790
Deferred income tax liabilities                   38,618           35,988
Public liability, property damage
   and other insurance liabilities               249,866          213,785
Debt                                           3,285,548        2,295,474
                                              ----------       ----------

    Total liabilities                          4,263,001        3,054,817
                                              ----------       ----------

Commitments and contingencies

Stockholders' equity:
   Common Stock                                      309               85
   Additional paid-in capital                    430,507           74,915
   Retained earnings                              28,158            1,184
   Foreign currency translation                   (4,868)             356
adjustment
                                              ----------       ----------

     Total stockholders' equity                  454,106           76,540
                                              ----------       ----------

     Total liabilities and stockholders'
       equity                                 $4,717,107       $3,131,357
                                              ==========       ==========








  See accompanying notes to the unaudited consolidated financial statements.

                               AVIS RENT A CAR, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (IN THOUSANDS)
                                     UNAUDITED

                                                        For the Nine Months
                                                        Ended September 30,
                                                                    Predecessor
                                                                     Companies
                                                      1997              1996
                                                   ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                        $    26,974       $    37,600
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Vehicle depreciation                               332,183           287,836
   Depreciation and amortization of property
    and equipment                                       8,382            11,634
   Amortization of cost in excess of net assets
    acquired                                            4,245             3,575
   Amortization of debt issuance costs                  1,630             2,363
   Deferred income tax provision                       11,680            21,870
   Undistributed (earings) losses of associated
    companies, net                                        130              (219)
   Provision for losses on accounts receivable          2,127             1,178
   Provision for public liability, property
    damage and other insurance liabilities, net        19,315            16,659
   Change in operating assets and liabilities:
      Accounts receivable                             (82,985)          (32,168)
      Prepaid expenses                                  4,583            (7,361)
      Other assets                                    (73,903)            1,909
      Accounts payable                                 79,713             1,501
      Accrued liabilities                             (39,680)           99,962
                                                   ----------        ----------

      Net cash provided by operating activities       294,394           446,339
                                                   ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Payments for vehicle additions                  (3,169,229)       (2,085,689)
   Vehicle deletions                                1,987,853         1,414,507
   Payments for additions to property
    and equipment                                     (30,297)          (23,998)
   Retirements of property and equipment               18,070             2,179
   Payments for purchase of Licensees                (199,381)             (164)
                                                   ----------        ----------

      Net cash used in investing activities        (1,392,984)         (693,165)
                                                   ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Changes in debt:
      Proceeds                                      3,195,292           594,029
      Repayments                                   (2,390,528)         (271,705)
                                                   ----------        ----------
      Net increase in debt                            804,764           322,324

   Payments for debt issuance costs                   (28,202)           (2,429)
   Proceeds from initial public offering              359,316
   Proceeds (payments on) from intercompany
    loans                                              71,945           (22,142)
                                                   ----------        ----------

      Net cash used in financing activities         1,207,823           297,753
                                                   ----------        ----------

Effect of exchange rate changes on cash                  (568)              256
                                                   ----------        ----------

Net increase in cash and cash equivalents             108,665            51,183

Cash and cash equivalents at
beginning of period                                    50,886            39,081
                                                   ----------        ----------

Cash and cash equivalents at end of period            159,551            90,264
                                                   ==========        ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid during the period for:
   Interest                                        $  129,802        $  123,809
                                                   ==========        ==========

   Income taxes                                    $    7,946        $    6,179
                                                   ==========        ==========

  See accompanying notes to the unaudited consolidated financial statements.

                             AVIS RENT A CAR, INC.
           NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements include Avis Rent A Car, Inc. and subsidiaries which includes certain carved out corporate operations of HFS Car Rental, Inc., which was formerly known as, Avis, Inc. Avis, Inc. was acquired by HFS Incorporated ("HFS") on October 17, 1996. Prior to October 16, 1996, Avis Rent A Car, Inc. and subsidiaries and the carved out corporate operations of Avis , Inc. are referred to collectively as the "Predecessor Companies". Avis Rent A Car, Inc. and the Predecessor Companies are referred to throughout the notes as the "Company".

These unaudited consolidated financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position, the results of operations and cash flows for the periods presented. Operating results for interim periods are not necessarily indicative of the results that can be expected for a full year. These interim financial statements should be read in conjunction with the Company's audited annual consolidated financial statements and notes thereto.

NOTE 2 - CHANGES IN STOCKHOLDERS' EQUITY
On September 24, 1997, the Company effected an 85,000 to 1 common stock split and increased its authorized shares to 100 million shares. After giving effect to the stock split, the Company issued and sold 22,425,000 shares of its common stock, $.01 par value, in an initial public offering and received net proceeds of $359.3 million.

NOTE 3 - EARNINGS PER SHARE
Earnings per share is computed by dividing net income in each of the three-months and nine-months ended September 30, 1997 and 1996 by 30,925,000 shares outstanding after the initial public offering.

NOTE 4 - ACQUISITIONS
On August 20, 1997, the Company purchased The First Gray Line Corporation. On September 18, 1997, the Company purchased certain assets and repurchased the franchise rights of a franchise based in Albany, New York. These acquisitions had an aggregate purchase cost of $199.4 million. The excess purchase cost over net assets acquired was approximately $171.8 million.

The following is the preliminary purchase cost allocation for the acquisitions mentioned above:

   Purchase cost                             $ 199,381
                                             ---------
   Fair value of:
      Assets acquired                          353,832
      Liabilities assumed                      326,251
                                             ---------
   Net assets                                   27,581
                                             ---------
   Cost in excess of net assets acquired     $ 171,800
                                             =========


The preliminary purchase cost allocations for these acquisitions are subject to adjustment when additional information concerning asset and liability valuations are obtained. The final asset and liability fair values may differ from those set forth in the accompanying unaudited statement of financial position at September 30, 1997. However, the changes are not expected to have a material effect on the financial position of the Company. These acquisitions have all been accounted for by the purchase method. The financial statements include the operating results of these acquisitions subsequent to their respective dates of acquisition.

The following unaudited pro forma information presents the results of operations of the Company as if the acquisition of The First Gray Line Corporation had taken place on January 1, of each period. These unaudited pro forma results are not necessarily indications of the actual results of operations that would have occurred had the acquisition of The First Gray Line Corporation actually been made at January 1, of each period.


                                                Pro forma
                                            Nine-months ended
                                              September 30,
                                        ------------------------
                                           1997          1996
                                        ---------      ---------
Revenue                                 $ 1,655,439   $1,563,017
                                        ===========   ==========

Income before provision for income
 taxes                                  $    65,247   $   83,705
                                        ===========   ==========

Net income                              $    36,147   $   46,904
                                        ===========   ==========

Earnings per share                      $      1.17   $     1.52
                                        ===========   ==========

The above unaudited pro forma results of operations of the Company do not give effect, for the period ended September 30, 1996 to the acquisition of the Company by HFS and the establishment of a franchisor/franchisee relationship and do not give effect in each period presented to the repayment of debt with the net proceeds (after the purchase of The First Gray Line Corporation) from the initial public offering. (See Management's Discussion and Analysis of Financial Condition and Results of Operations.)

NOTE 5  - FINANCING AND DEBT
Debt outstanding at September 30, 1997 and December 31, 1996 consists of the following:

                                                       September 30,    December 31,
                                                          1997             1996
                                                       -------------    ------------
                      CURRENT DEBT
  Commercial paper (average rate 5.7%)                 $ 1,459,149
  Short-term vehicle trust financing-revolving credit
     facilities                                                         $1,970,000
  Short-term notes - foreign at 3.89% to 13.00% in
     1997                                                  133,774          65,516
  Current portion of 7.5% capital lease                                     40,169
  Other current debt                                        11,443           1,060
                                                       -----------      ----------
        Total current debt                               1,604,366       2,076,745
                                                       -----------      ----------

                     LONG TERM DEBT

  Term loan due December 2000 at 7.94%:                     29,000
  Medium term note due July 2000 at 6.22%                  800,000
  Medium term note due July 2002 at 6.40%                  850,000
  Vehicle manufacturer's floating rate notes
      due September 1998 ($50,719 senior at 8.50% and
      $16,281 subordinated at 10.00%)                                       67,000
  Vehicle manufacturer's floating rate notes
     due October 2001 ($63,731 senior at 7.16% and
     $54,269 subordinated at 8.91%)                                        118,000
  Other domestic debt                                        2,182           2,916
  Debt of foreign subsidiaries:
    Floating rate notes due February 1998 at 4.75% in
       1996                                                                  2,935
    Floating rate notes due August 1998 at 6.94% to
       8.65%                                                                27,878
                                                       -----------      ----------
      Total long-term debt                               1,681,182         218,729
                                                       -----------      ----------
                                                       $ 3,285,548      $2,295,474
                                                       ===========      ==========

NOTE 6 - SEGMENT INFORMATION
Operations within major geographic areas for the three and nine-months ended September 30, 1997 and 1996 are summarized as follows:

                              Three months ended          Nine months
                                September 30,         ended September 30,
                             --------------------- -----------------------
                               1997       1996        1997         1996
                             ---------- ---------- ------------ ----------
Revenue:
     United States           $ 510,406  $459,419    $1,340,674  $1,237,717
     Australia/
       New Zealand              30,036    33,219        98,322      99,906
     Canada                     32,818    33,019        67,452      66,114
     Other foreign
       operations                6,789     5,821        19,248      15,307
                             =========  ========    ==========  ==========
                             $ 580,049  $531,478    $1,525,696  $1,419,044
                             =========  ========    ==========  ==========

Income (loss) before provision
  for income taxes:
     United States           $  12,112  $ 26,550    $   24,803  $   45,991
     Australia/
       New Zealand               5,076     5,499        17,309      13,916
     Canada                      6,964     6,848         7,190       7,411
     Other foreign
       operations                  801     (161)            11         674
                             =========  ========    ==========  ==========
                             $  24,953  $ 38,736    $   49,313  $   67,992
                             =========  ========    ==========  ==========


NOTE 7- STOCK OPTIONS
On September 23, 1997, the Avis Rent A Car, Inc. 1997 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors. Shares of common stock totaling 4,602,977 are reserved for issuance upon the exercise of options granted to officers, key employees, and directors of the Company pursuant to the Stock Option Plan. As of September 30, 1997, 3,963,900 options were granted at the fair market value of the Company's common stock on the date of grant. Options become exercisable as to 20% of the shares covered by such options on the first anniversary of the date of grant, with an additional 20% of the shares covered by such options on each of the four succeeding anniversaries of the date of grant. All options granted under the Stock Option Plan, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) two years following the optionee's termination of employment on account of death, retirement or disability or
(iii) one year following the optionee's termination of employment for any other reason.